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                                                                    EXHIBIT 12


                    THE HERTZ CORPORATION AND SUBSIDIARIES
        CONSOLIDATED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                  UNAUDITED

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
                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                                 ----------------------------------
                                                                                    2000                     1999
                                                                                 ----------               ---------
Income before income taxes                                                       $497,898                  $461,663


Interest expense                                                                  317,617                   258,308


Portion of rent estimated to represent the
    interest factor                                                                72,962                    65,821
                                                                                 --------                  --------


Earnings before income taxes and fixed charges                                   $888,477                  $785,792
                                                                                 ========                  ========


Interest expense (including capitalized interest)                                $320,003                  $259,587


Portion of rent estimated to represent the
    interest factor                                                                72,962                    65,821
                                                                                 --------                  --------


Fixed charges                                                                    $392,965                  $325,408
                                                                                 ========                  ========


Ratio of earnings to fixed charges                                                    2.3                       2.4
                                                                                 ========                  ========
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